Exhibit 32.2

Written Statement of the Chief Financial Officer Pursuant to 18 U.S.C. Section 1350

        Solely for the purposes of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, the undersigned Vice President of Finance and Chief Financial Officer of Whiting Petroleum Corporation, a Delaware corporation (the “Company”), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James R. Casperson
James R. Casperson Vice President of Finance and Chief Financial Officer

Dated: February 28, 2005